Exhibit 99.1

PR INQUIRIES:
Charles Messman
Investor Relations
+1 949-362-2306
IR@smithmicro.com

Smith Micro Announces Note and Common Stock Investments

PITTSBURGH, PA, August 11, 2022 –Smith Micro Software, Inc. (the “Company” or “Smith Micro”) (NASDAQ: SMSI) today announced investments in Company securities by institutional and accredited investors pursuant to two offerings, the expected gross proceeds of which are expected to be $18 million.

Convertible Notes
In a transaction with expected gross proceeds of $15 million, the Company has entered into and closed a private placement of senior secured convertible notes with an aggregate original principal amount of $15 million and a conversion price of $3.35 per share, subject to adjustment, and warrants to acquire up to an aggregate amount of 2,238,805 additional shares of the Company’s common stock. The warrants are exercisable immediately at an exercise price of $3.35 per share and expire five years from the date of issuance. The note conversion price and warrant exercise price of $3.35 per share represents a 20% premium to our 15-day moving average share price through yesterday’s close.

Common Stock
Concurrently with the senior secured convertible notes and warrant transaction, in a registered direct offering with expected gross proceeds of $3 million, the Company today entered into a securities purchase agreement with certain institutional and accredited investors to sell an aggregate of 1,132,075 shares of the Company’s common stock and warrants to purchase up to an aggregate of 1,132,075 shares of the Company’s common stock at a purchase price of $2.65 per share of Company common stock and associated warrant. Each warrant will be exercisable on the sixth month anniversary of the date of its issuance at an exercise price of $2.65 per share and will expire five (5) years from the date it first

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becomes exercisable. The offering is expected to close on or about August 12, 2022, subject to satisfaction of customary closing conditions.

Use of Proceeds
The Company expects to use the net proceeds from the offerings for general corporate and working capital purposes.

The Company engaged Roth Capital Partners, LLC, and Dawson James Securities, Inc. to serve as financial advisors to the Company in connection with the offerings.

The notes offering, along with associated warrants, were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the notes, warrants and underlying shares of common stock issuable upon conversion or exercise of the notes and warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the note and exercise of the warrants issued in connection with the notes offering.

The issuance of the common stock and warrants in the registered direct offering are being offered and sold pursuant to the Company’s currently effective Registration Statement on Form S-3 (File No. 333-264667), previously filed and declared effective on May 12, 2022 by the Securities and Exchange Commission (SEC), and a prospectus supplement which will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the

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family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.
Smith Micro, the Smith Micro logo and SafePath are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, delays in adoption of our products and services by our customers and their end users, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, our ability to compete effectively with other software and technology companies, and the existence and terms of our convertible notes and related agreements, including that they may restrict our ability to obtain additional financing, and adversely affect our business, financial condition and cash flows from operations in the future. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.